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                                                                    Exhibit 10.2








                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                               COMMERCE ONE, INC.,

                               FORD MOTOR COMPANY,

                           GENERAL MOTORS CORPORATION

                                       AND

                         NEW COMMERCE ONE HOLDING, INC.

                                DECEMBER 8, 2000


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                                TABLE OF CONTENTS

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                                                                                                                PAGE
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1.   Definitions..................................................................................................1


2.   Registration Rights..........................................................................................3

         2.1   Shelf Registration.................................................................................3
         2.2   Demand Registration................................................................................4
         2.3   Piggyback Registration.............................................................................5
         2.4   Underwriting Requirements..........................................................................6

3.   Registration Procedures......................................................................................6

         3.1   Blue Sky Compliance................................................................................6
         3.2   Furnishing of Prospectus...........................................................................7
         3.3   Maintenance of Effectiveness.......................................................................7
         3.4   Notification of Certain Events.....................................................................7
         3.5   Other Agreements...................................................................................8

4.   Conditions and Limitations on Registration Rights............................................................8

         4.1   Delays and Suspension..............................................................................8
         4.2   Amended or Supplemented Prospectus.................................................................8

5.   Indemnification..............................................................................................8


6.   Information from Manufacturers..............................................................................11


7.   Expenses of Registration....................................................................................11


8.   Reports Under the 1934 Act..................................................................................11


9.   Rule 144....................................................................................................11


10.  Market Stand-Off............................................................................................12


11.  Miscellaneous...............................................................................................12

         11.1   Notices..........................................................................................12
         11.2   Interpretation...................................................................................12
         11.3   Facsimile; Counterparts..........................................................................13
         11.4   Entire Agreement; No Third Party Beneficiaries...................................................13
         11.5   Assignment.......................................................................................13
         11.6   Severability.....................................................................................13
         11.7   Certain Company Representations..................................................................14
         11.8   Attorneys' Fees..................................................................................14
         11.9   Governing Law....................................................................................14
         11.10  Term.............................................................................................14

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                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of December 8, 2000 by and among Commerce One, Inc., a Delaware corporation (the "Company"), Ford Motor Company, a Delaware corporation (together with any assignee or transferee to which its rights and obligations have been assigned pursuant to Section 11.5, "Ford"), General Motors Corporation, a Delaware corporation (together with any assignee or transferee to which its rights and obligations have been assigned pursuant to Section 11.5, "GM" and, together with Ford, the "Manufacturers") and New Commerce One Holding, Inc., a Delaware corporation ("Holdco").

         WHEREAS, subject to the terms and conditions of that certain Formation Agreement, dated as of December 8, 2000, by and among the Company, Ford, GM, Holdco, (for the purposes of Section 11.3 thereof only) DaimlerChrysler AG, a stock corporation (aktiengesellschaft) organized under the laws of the Federal Republic of Germany and (for the purposes of Sections 2.4, 11.2 and 11.9 only) Covisint, LLC, a Delaware limited liability company (the "Formation Agreement"), Holdco has issued to each of the Manufacturers shares of its common stock, and the Company has agreed under certain circumstances provided for in the Formation Agreement to issue shares of its common stock (as applicable, the "Shares") to each of the Manufacturers; and

         WHEREAS, subject to the terms and conditions set forth herein, the Company or Holdco, as applicable, has agreed to grant certain registration rights to each of the Manufacturers with respect to the common stock of the Company or Holdco, as applicable.

         NOW, THEREFORE, in consideration of the promises, mutual covenants and conditions herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

         "CVX Guaranty" means the Guaranty, dated as of December 8, 2000, given by DC, Ford, GM, Renault S.A., a company organized under the laws of France, and Nissan Motor Co., Ltd., a corporation organized under the laws of Japan, on behalf of Covisint, LLC, a Delaware limited liability company, in favor of CVX Holdco, LLC, a Delaware limited liability company "CVX Holdco").

         "DC" shall mean DaimlerChrysler AG, a stock corporation
(aktiengesellschaft) organized under the laws of the Federal Republic of Germany.

         "Demand Rights Termination Date" shall mean the first anniversary of the effective date of the Registration Statement filed pursuant to Section 2.1(a) hereof.

         "Existing Registration Rights Agreement" means the Sixth Amended and Restated Registration Rights Agreement, dated December 8, 2000 and as it may hereafter be amended from time to time, by and among the Company and certain of its stockholders.
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         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "OEM Covisint Equity Agreement" shall mean the Contribution and Unit Holders Agreement, dated as of December 8, 2000, among Ford, GM, DC, Renault S.A. and Nissan Motor Co., Ltd.

         "person" shall mean an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Register," "registered," and "registration" refers to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "Registration Expenses" shall have the meaning set forth in Section 7.

         "Registrable Securities" shall have the meaning ascribed to it in the Existing Registration Rights Agreement.

         "Registrable Shares" means the shares of common stock of the Company issued or issuable to each of the Manufacturers in accordance with the terms and conditions of the Formation Agreement, and any securities of the Company issued as a dividend on or other distribution with respect to, or in exchange for or replacement of, such common stock.

         "Registration Rights Commencement Date" shall mean the earliest to occur of (i) a Change of Control of the Company involving a Company Competitor or a Ford/GM Competitor (all of the capitalized terms in this subparagraph (i) shall have the meaning ascribed to them in the Standstill Agreement), or (ii) the third anniversary of the date of this Agreement.

         "Registration Statement" means any registration statement described in Sections 2.1, 2.2 or Section 2.3 of this Agreement.

         "Rule 144" means Rule 144 promulgated under the 1933 Act.

         "Rule 145" means Rule 145 promulgated under the 1933 Act.

         "Rule 145 transaction" means a transaction contemplated by Rule 145.

         "Shelf Rules" shall mean Rule 415 (or any successor rule) under the
1933 Act and the rules and regulations promulgated thereunder for the distribution of securities of certain issuers on a continuous or delayed basis.
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         "Standstill Agreement" shall mean that Standstill and Stock Restriction
Agreement, of even date herewith, by and among Holdco, the Company and the Manufacturers.

         "SEC" means the United States Securities and Exchange Commission.

         2.     REGISTRATION RIGHTS.

         2.1    SHELF REGISTRATION.

         (a) Subject to Section 4.1 hereof, the Company shall file with the SEC on or before the date that is thirty (30) days prior to the third anniversary of the date hereof a Registration Statement for an offering to be made pursuant to the Shelf Rules to register under the 1933 Act resales or other dispositions of the Registrable Shares by the Manufacturers. As promptly as practicable after filing such Registration Statement, the Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC on or before the third anniversary of the date hereof, or as soon thereafter as is practicable, and maintain the effectiveness of the Registration Statement for sixty (60) days. The Company shall not permit any holder of Registrable Securities or any other holder of registration rights to "piggyback" on such Registration Statement without the written consent of each of the Manufacturers.

         (b) Subject to Section 4.1 hereof, and provided that the Manufacturers are entitled to transfer Shares pursuant to Section 2.2(a)(vi) of the Standstill Agreement, if either Manufacturer requests in writing prior to the date that is one year from the date that the Alternative Transaction is consummated that the Company file a Registration Statement pursuant to this Section 2.1(b), the Company shall promptly give notice of such requested registration to the other Manufacturer and shall file with the SEC within thirty (30) days of such request (PROVIDED that if such Registration Statement is not ultimately utilized by the Manufacturer so requesting, such Manufacturer shall pay the Company's reasonable Registration Expenses in connection therewith) a Registration Statement for an offering to be made pursuant to the Shelf Rules to register under the 1933 Act resales or other dispositions of up to that number of Registrable Shares that the Manufacturers are entitled to transfer pursuant to Section 2.2(a)(vi) of the Standstill Agreement; PROVIDED, HOWEVER, that the Company shall not be obligated to effect more than one (1) registration pursuant to this Section 2.1(b). The Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as is practicable, and maintain the effectiveness of such Registration Statement for as long as necessary to dispose of such Registrable Shares under Section 2.2 of the Standstill Agreement, but in any event for no more than sixty (60) days. The Company shall not permit any holder of Registrable Securities or any other holder of registration rights to "piggyback" on such Registration Statement without the written consent of each of the Manufacturers.

         (c) Subject to Section 4.1 hereof, and provided that (i) the Manufacturers are entitled to transfer Shares pursuant to Section 2.2(a)(vii) of the Standstill Agreement, (ii) CVX Holdco, LLC has sought or received payments from the Manufacturers under the CVX Guaranty that exceed five million dollars ($5,000,000) in the aggregate (excluding any amounts previously paid with the proceeds of Registrable Shares released pursuant to Section 2.2(a)(vii) of the Standstill Agreement and any amounts previously paid upon the expiration of the 30-day period of effectiveness of a prior Registration Statement under this
Section 2.1(c) for resales of
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Registrable Shares referred to in Section 2.1(b)(ii)(A) of the CVX Guaranty because a Manufacturer failed or refused to sell Registrable Securities under such Registration Statement) (the "Requested Payments") and (iii) the Manufacturers are not at the time of such request permitted under Rule 144 to sell Registrable Shares with an aggregate fair market value at such time equal to or greater than the Requested Payments, the Company shall as soon as practicable file with the SEC a Registration Statement for an offering to be made pursuant to the Shelf Rules to register under the 1933 Act resales or other dispositions of a number of Registrable Shares with a fair market value that is equal to the sum of one hundred twenty percent (120%) of the payment obligation incurred to CVX Holdco, LLC under the CVX Guaranty by the Manufacturers entitled to transfer Registrable Shares and the amount of Registration Expenses to be paid by the Manufacturers in connection with such registration. The fair market value of the Registrable Shares shall be the average closing price of the Company Common Stock on the Nasdaq Stock Market (or, if not so traded, on such other national or foreign stock market or automated quotation system on which the Company's Common Stock is regularly traded) for the five (5) trading day period ending two (2) trading days prior to the effectiveness of such Registration Statement. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as soon as is practicable, and maintain the effectiveness of such Registration Statement for as long as necessary to dispose of such Registrable Shares under Section 2.2 of the Standstill Agreement, but in any event for no more than fifty (50) days. In no event shall the net aggregate value (exclusive of underwriter's fees and brokerage commissions and the amount of Registration Expenses to be paid by the Manufacturers in connection with such registration) of the Registrable Shares sold under a Registration Statement filed pursuant to Section 2.2(a)(vii) of the Standstill Agreement be greater than the payment obligation to CVX Holdco, LLC incurred under the CVX Guaranty. The Manufacturer or Manufacturers entitled to sell Registrable Shares under a Registration Statement filed pursuant to Section 2.2(a)(vii) of the Standstill Agreement shall promptly pay the Company's reasonable Registration Expenses in connection with such Registration Statement. The Company shall not permit any holder of Registrable Securities or any other holder of registration rights to "piggyback" on such Registration Statement without the written consent of each of the Manufacturers. This Section 2.1(c) shall be applicable each time a Requested Payment or Requested Payments exceed five million dollars ($5,000,000) in the aggregate.

         2.2    DEMAND REGISTRATION.

         (a) If, on or after the Registration Rights Commencement Date, either Manufacturer (in such capacity, an "Initiating Holder") requests in writing (the "Demand") that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Registrable Shares the Company shall promptly give written notice of such requested registration to the other Manufacturer (in such capacity, the "Non-Initiating Holder") and thereupon shall, as expeditiously as possible, but in any event within thirty (30) days after its receipt of such request, subject to Section 4.1, file such Registration Statement with the SEC to effect the registration under the 1933
Act of: (i) such Registrable Shares which the Company has been so requested to register by the Initiating Holder; and (ii) the Registrable Shares of the Non-Initiating Holder which the Company has been requested to register by written request given to the Company within 15 days after the giving of such written notice by the Company (which request shall specify the amount and intended method of disposition of such securities). The Company shall use its best efforts to cause such Registration Statement to be declared effective
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as soon thereafter as practicable and keep such Registration Statement effective until the Initiating Holder and, if applicable, the Non-Initiating Holder, notify the Company in writing that the Company is no longer required to keep such Registration Statement effective. In no event, however, shall the Company be required, in any twelve-month period, to (i) effect more than two (2) registrations pursuant to this Section 2.2 or (ii) keep one or more Registration Statements filed pursuant to this Section 2.2 effective for more than an aggregate of ninety (90) days. The Company shall not permit any holder of Registrable Securities or any other holder of registration rights (other than a Manufacturer) to "piggyback" on such Registration Statement without the written consent of each Manufacturer participating in such registration.

         (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to subparagraph (a):

             (i) if the Company, within ten (10) days of the receipt of a Demand, gives written notice to each of the Manufacturers of its bona fide intention to effect the filing of a registration statement with the SEC relating to a firm commitment underwriting of equity securities by the Company within sixty (60) days of receipt of such Demand (other than with respect to a registration statement relating to a Rule 145 transaction, the resale of securities issued in a Rule 145 transaction, an offering solely to employees, the registration of debt securities, or any other registration which is not appropriate for the registration of Registrable Shares), PROVIDED, HOWEVER, that if such registration statement is not filed by the Company within 60 days of receipt of such Demand and declared effective by the SEC within 120 days after the Company's receipt of the Demand, the Company shall be obligated to cause such Registrable Shares of the Initiating Holder and, if applicable, the Non-Initiating Holder, to be registered in accordance with the provisions of this Section 2.2; and FURTHER PROVIDED that (x) any such registration statement shall be subject to Section 2.3 and 2.4 hereof and (y) the Company's right under this Section 2.2(b)(i) is subject to the Company actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

             (ii) during the period starting with the Company's date of filing of, and ending on the date ninety (90) days immediately following, the effective date of any registration statement pertaining to equity securities by the Company (other than a registration of securities in a Rule 145 transaction, the resale of securities issued in a Rule 145 transaction or with respect to an offering solely to employees, the registration of debt securities, or any other registration which is not appropriate for the registration of Registrable Shares), which registration was either filed as a result of the exercise by a Manufacturer of its rights pursuant to Section 2.1 hereof or this Section 2.2 or was subject to Section 2.3 hereof.

         2.3 PIGGYBACK REGISTRATION. If, on or after the Registration Rights Commencement Date, the Company proposes to register (for its own account, on behalf of its existing stockholders or a combination of the foregoing) any of its common stock under the 1933 Act in connection with a public offering of such common stock solely for cash (other than a registration relating primarily to the sale of securities to participants in a Company stock plan, a Rule 145 transaction or the resale of securities issued in a Rule 145 transaction, a registration in which the only stock being registered is common stock issuable upon conversion or exchange of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a Registration
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                                                                               6


Statement covering the sale of the Registrable Shares), the Company shall, at such time, give the Manufacturers notice of such registration in accordance with
Section 11.1. Upon the written request of a Manufacturer given within ten (10) days after such notice has been given by the Company, the Company shall, subject to Section 2.4, cause to be registered under the 1933 Act all of the Registrable Shares that such Manufacturer has requested to be registered.

         2.4    UNDERWRITING REQUIREMENTS.

         (a) In connection with any underwritten public offering, the Company shall not be required to include any of the Registrable Shares of a Manufacturer in such underwriting unless such Manufacturer accepts the terms of the underwriting as agreed upon between the Company and the underwriters for the offering (which underwriters shall be selected by the Company).

         (b) If the total amount of securities, including Registrable Shares, requested to be included in an underwritten public offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required subject to the provisions of this Section 2.4(b) to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. In such event, the Company may reduce the number of Registrable Shares to be included in the offering prior to reducing or excluding the shares proposed to be offered by the Company. In the event that the number of Registrable Shares is reduced, the Registrable Shares to be included shall be apportioned pro rata among the Manufacturers and the holders of "Registrable Securities" under the Existing Registration Rights Agreement according to the aggregate number of the Registrable Shares held by the Manufacturers and the aggregate number of shares of "Registrable Securities" held by Holders (as defined in the Existing Registration Rights Agreement) under the Existing Registration Rights Agreement as of the time of filing of the Registration Statement (e.g., the piggyback rights of the holders of Registrable Shares and the holders of Registrable Securities under the Existing Registration Rights Agreement shall be pari passu with each other); PROVIDED, HOWEVER, that, during the period from the Registration Rights Commencement Date until the Demand Rights Termination Date, the aggregate number of Registrable Shares shall in no event be reduced to an amount less than twenty-five percent (25%) of the aggregate number of shares of common stock of the Company being offered in the offering; PROVIDED FURTHER, HOWEVER, that from the Demand Rights Termination Date until the first anniversary of the Demand Rights Termination Date, the Registrable Shares to be included in the offering shall be apportioned pro rata among all stockholders proposing to sell shares of common stock of the Company in the offering (based on the proportionate number of shares of common stock of the Company beneficially owned by each selling stockholder on the date the Registration Statement relating to the offering is filed with the SEC relative to the aggregate number of shares of common stock of the Company beneficially owned by all selling stockholders on such date).

         3.     REGISTRATION PROCEDURES.

         3.1 BLUE SKY COMPLIANCE. The Company shall, as soon as reasonably possible after the effectiveness of a Registration Statement, use its best efforts to register and qualify the
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Registrable Shares covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Manufacturers, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act.

         3.2 FURNISHING OF PROSPECTUS. With respect to a Registration Statement filed pursuant to Sections 2.1, 2.2 or 2.3, the Company shall furnish to each Manufacturer selling Registrable Shares pursuant to such Registration Statement such number of copies of a prospectus in conformity with the requirements of the 1933 Act, and of each amendment and supplement thereto, such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the 1933 Act, and such other documents as such Manufacturer may reasonably request in order to facilitate the disposition of the Registrable Shares by such Manufacturer.

         3.3 MAINTENANCE OF EFFECTIVENESS. With respect to a Registration Statement filed pursuant to Sections 2.1, 2.2 or 2.3, the Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for not less than the applicable period specified in this Agreement.

         3.4 NOTIFICATION OF CERTAIN EVENTS. With respect to a Registration Statement filed pursuant to Sections 2.1, 2.2 or 2.3, the Company shall notify each seller of any such Registrable Shares covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the Company's becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the sellers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In addition, the Company shall notify counsel for the holders of Registrable Shares included in such Registration Statement (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of any request of the SEC after effectiveness of the Registration Statement to amend the Registration Statement or amend or supplement the prospectus or for additional information, and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Registration Statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes (collectively, a "Stop Order"). The Company shall use its commercially reasonable best efforts to prevent the issuance of a Stop Order specifically threatened by the SEC, and, if a Stop Order is

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                                                                   8

issued, use its commercially reasonable best efforts to obtain the withdrawal of such Stop Order as soon as practicable.

         3.5 OTHER AGREEMENTS. With respect to a Registration Statement filed pursuant to Sections 2.1, 2.2, or 2.3, if requested by a Manufacturer including Registrable Shares therein, the Company shall use commercially reasonable best efforts to obtain, at the expense of such Manufacturer, a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters.

         4.     CONDITIONS AND LIMITATIONS ON REGISTRATION RIGHTS.

         The registration rights granted by this Agreement are subject to the following additional conditions and limitations:

         4.1 DELAYS AND SUSPENSION. The Company may delay the filing of, or suspend or delay the effectiveness of a Registration Statement, if the Company shall furnish to the Manufacturers a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for such a Registration Statement to be filed or declared effective or for an effective Registration Statement not to be suspended. In such event, the Company's obligation under this Agreement to file a Registration Statement, seek effectiveness of a Registration Statement or keep such Registration Statement effective shall be deferred for a period not to exceed sixty (60) days, provided that the Company may not exercise this right of deferral for an aggregate of in excess of seventy-five (75) days in any one year period. If the Company suspends the effectiveness of a Registration Statement, the Company will promptly deliver notice to the Manufacturer or Manufacturers participating in such registration of such suspension and will again deliver notice to such Manufacturer or Manufacturers when such suspension is no longer necessary. The duration for which the Company is required to keep a Registration Statement effective shall be extended by an additional number of days equal to the length of any suspension period.

         4.2 AMENDED OR SUPPLEMENTED PROSPECTUS. Each of the Manufacturers agrees that, upon receipt of any notice from the Company described in Section
4.1 hereof that suspends an effective Registration Statement, such Manufacturer shall forthwith discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such Stockholder's receipt of copies of a supplemented or amended prospectus from the Company, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by the Company, the Manufacturers will deliver to the Company all copies of the prospectus covering such Registrable Shares current at the time of receipt of such notice of suspension.

         5.     INDEMNIFICATION.

        (a) The Company will indemnify the Manufacturers, each of their respective officers, directors and partners, legal counsel, agents and each person controlling the
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                                                                               9


Manufacturers within the meaning of Section 15 of the 1933 Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Manufacturer Indemnified Parties"), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) to which any such Manufacturer Indemnified Party may become subject, including any of the foregoing incurred in settlement of any litigation, (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Company of the 1933 Act, the 1934 Act, and any state securities laws or any rule, regulation or qualification promulgated thereunder, and the Company will reimburse such Manufacturer Indemnified Party for any legal and any other expenses reasonably incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission in or from any Registration Statement, made in reliance upon and in conformity with written information furnished to the Company by any Manufacturer Indemnified Party expressly for use therein.

         (b) The foregoing indemnity is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the Registration Statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b), as amended from time to time (the "Final Prospectus"), such indemnity shall not inure to the benefit of (A) any Manufacturer Indemnified Party (i) if a copy of the Final Prospectus (as amended or supplemented, if applicable) was not furnished by a Manufacturer to the person asserting the loss, liability, claim or damage at or prior to the time such action as required by the 1933 Act and such Final Prospectus (as so amended or supplemented, if applicable) would have cured the defect giving rise to the loss, liability, claim or damage and the Company shall have previously and timely furnished to such Manufacturer sufficient copies of the Final Prospectus (as so amended or supplemented, if applicable), or (ii) to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by a Manufacturer Indemnified Party expressly for use therein, or (B) any underwriter, (i) if a copy of the Final Prospectus (as amended or supplemented, if applicable) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action as required by the 1933 Act and the Final Prospectus (as so amended or supplemented, if applicable) would have cured the defect giving rise to the loss, liability, claim or damage and the Company shall have previously and timely furnished to such underwriter sufficient copies of the Final Prospectus (as so amended or supplemented, if applicable), or (ii) to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance on and in conformity with written information furnished to the Company by the underwriter for use therein.

         (c) Each Manufacturer will, if Registrable Shares held by such Manufacturer are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, legal counsel, agents, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties"), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) to which any such Company Indemnified Party may become subject, including any of the foregoing incurred in settlement of any litigation (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, severally, and not jointly, will reimburse such Company Indemnified Party for any legal and any other expenses reasonably incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by any Manufacturer Indemnified Party expressly for use therein. Notwithstanding the foregoing, the liability of such Manufacturer under this Section 5 shall be limited to an amount equal to the net proceeds received by such Manufacturer from the sale of shares in such registration.

         (d) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such expense, claim, loss, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such expense, claim, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED that in no event shall any contribution by a Manufacturer hereunder exceed the net proceeds from the offering received by such Manufacturer.

         (f) The obligations of the Company and the Manufacturers under this
Section 5 shall survive completion of any offering of Registrable Shares in a Registration Statement and the termination of this Agreement.

         6. INFORMATION FROM MANUFACTURERS. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Shares of a Manufacturer that such Manufacturer shall furnish to the Company such information regarding itself, the Registrable Shares held by it and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Shares.

         7. EXPENSES OF REGISTRATION. The Company shall pay all registration, filing and qualification fees (including SEC filing fees and the listing fees of The Nasdaq Stock Market or any stock exchange on which the Company securities are traded) attributable to the Registrable Shares registered under this Agreement, and any legal, accounting or other professional fees or expenses incurred by the Company (the "Registration Expenses"). The Manufacturers shall pay all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to the sale of such securities registered by the Manufacturers and any legal, accounting or other professional fees incurred by the Manufacturers.

         8. REPORTS UNDER THE 1934 ACT. The Company agrees to file with the SEC in a timely manner all reports and other documents and information required of the Company under the 1934 Act, and take such other actions as may be necessary to assure the availability of Form S-3 for use in connection with the registration rights provided in this Agreement and Rule 144 for use in connection with resales of the Registrable Shares.

         9.     RULE 144.

         (a) In the event that a Manufacturer and its Affiliates collectively hold Registrable Shares representing less than one percent (1%) of the issued and outstanding common stock of the Company and all of such Manufacturer's Registrable Shares may, under Rule 144, be resold or otherwise disposed of in a ninety (90) day period without registration under the 1933 Act, the registration rights granted under Sections 2.1, 2.2 and
2.3 to such Manufacturer, and the obligations of the Company thereunder to such Manufacturer, shall automatically terminate in their entirety and be of no further force and effect whatsoever without any further action on the part of the Company or such Manufacturer.

         (b) If after the Demand Rights Termination Date, all of a Manufacturer and its Affiliates' Registrable Shares may, under Rule 144(k), be resold or otherwise disposed of, then the registration rights granted under Sections 2.1,
2.2 and 2.3 hereof to such Manufacturer and the obligations of the Company thereunder to such Manufacturer shall automatically terminate in their entirety and be of no further force and effect whatsoever without any further action on the part of the Company or such Manufacturer; PROVIDED, HOWEVER, that the Piggyback Registration Rights granted pursuant to Section 2.3 shall survive until the first anniversary of the Demand Rights Termination Date.

         10. MARKET STAND-OFF. Each of the Manufacturers agrees that, at any time that it owns Shares (as defined in the Standstill Agreement) that represent two and one-half percent (2.5%) or more of the Total Current Voting Power (as defined in the Standstill Agreement) of the Company, upon the request of the underwriters managing any underwritten public offering of the Company's securities in connection with an effective Registration Statement under the 1933 Act, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the Registrable Shares held by such Manufacturer, other than those included in the registration, without the prior written consent of such underwriters, for such period of time, not to exceed ninety (90) days (or such lesser period as officers or directors of the Company are so restricted with respect to the transfer of shares of common stock of the Company held by them) after the effective date of the Registration Statement relating thereto; PROVIDED that (x) such registration was filed as a result of the exercise by such Manufacturer of its rights pursuant to Section 2.1 or 2.2 hereof or such Manufacturer participated in or had the right to participate in such Registration Statement pursuant to Section 2.3 hereof and (y) such Manufacturer's registration rights under this Agreement shall not have been terminated pursuant to Section 9. Each of the Manufacturers agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 10.

         11.    MISCELLANEOUS.

         11.1 NOTICES. All notices and other communications required or permitted hereunder shall be made in the manner and to addresses set forth in the Formation Agreement.

         11.2 INTERPRETATION. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (a) Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

         (b) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule to this Agreement unless otherwise indicated.

         (c) All references to Commerce One in this Agreement shall be deemed to be references to Holdco upon the consummation of the Merger contemplated by
Article II of the Formation Agreement, and, thereupon, all references herein to "the Company" shall mean and refer to Holdco and all references to common stock of the Company shall mean and refer to common stock of Holdco.

         (d) Any reference to a statute, rule, regulation, form or schedule under either the 1933 Act or the 1934 Act contained in this Agreement shall be deemed to include any successor or replacement statute, rule, regulation, form or schedule.

         11.3 FACSIMILE; COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         11.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, the Formation Agreement and the other agreements referenced herein and therein, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Except as expressly provided herein, this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

         11.5 ASSIGNMENT. The Manufacturers may transfer or assign their respective rights and obligations hereunder together with any Registrable Shares transferred or assigned in accordance with the terms of the Standstill Agreement, as long as such transferee or assignee of the Registrable Shares executes and delivers a counterpart copy of this Agreement thereby agreeing to be bound by the terms and provisions set forth herein. Except as permitted herein, any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties, if such consent is required hereby, shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11.7 CERTAIN COMPANY REPRESENTATIONS. This Agreement has been duly authorized by all necessary action by the Board of Directors of the Company and the stockholders of the Company, and the Company's execution, delivery and performance of this Agreement does not violate any other agreement or instrument to which it is currently a party. As of the date hereof, the Company has not granted registration rights to any holder of its securities except pursuant to this Agreement, pursuant to (i) the Existing Registration Rights Agreement, (ii) with respect to 5,059,546 shares of its common stock issued to SAP AG pursuant to that certain Share Purchase Agreement between the Company and SAP AG dated June 14, 2000 and (iii) with respect to up to 9,000,000 shares of its common stock which may be issued to Group Financiero Banamex Accival, S.A. de C.V. The Company hereby agrees to not grant any registration rights to any person that conflict with the registration rights granted to the Manufacturers hereunder.

         11.8 ATTORNEYS' FEES. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         11.10 TERM. Except as expressly provided herein, the rights and obligations hereunder shall terminate ten (10) years from the date of this Agreement (if not terminated sooner pursuant to Section 9). This Agreement shall terminate and be null and void and of no further force or effect in the event
(i) that the Formation Agreement is terminated prior to the Merger Effective Date (as defined in the Formation Agreement) and the closing of the Alternative Transaction (as defined in the Formation Agreement) or (ii) upon the mutual agreement of the parties hereto.

                     [Rest of page left intentionally blank]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                     COMMERCE ONE, INC.



                                     By: /s/ Mark B. Hoffman
                                         --------------------------------------
                                         Name: Mark B. Hoffman
                                         Title: Chairman of the Board and
                                                Chief Executive Officer



                                     FORD MOTOR COMPANY



                                     By: /s/ Kathryn S. Lamping
                                         --------------------------------------
                                         Name: Kathryn S. Lamping
                                         Title: Assistant Secretary



                                     GENERAL MOTORS CORPORATION



                                     By: /s/ Michael G. Lukas
                                         --------------------------------------
                                         Name: Michael G. Lukas
                                         Title: Attorney-in-Fact for Eric A.
                                                Feldstein, Vice President and
                                                Treasurer



                                     NEW COMMERCE ONE HOLDING, INC.



                                     By: /s/ Mark B. Hoffman
                                         --------------------------------------
                                         Name: Mark B. Hoffman
                                         Title: Chief Executive Officer